UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VECTOR GROUP LTD.
(Exact name of registrant as specified in its charter)

Delaware	2111	65-0949535
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street
Miami, Florida 33131
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Joselynn D. Van Siclen
Vice President and Chief Financial Officer
Vector Group Ltd.
100 S.E. Second Street
Miami, Florida 33131
(305) 579-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Roland Hlawaty, Esq.
Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005
(212) 530-5735
     Approximate date of commencement of proposed sale of the securities to the public: As promptly as practicable after this Registration Statement becomes effective and upon consummation of the transactions described herein.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount	Proposed Maximum	Proposed Maximum	Amount
Securities to Be	to Be	Offering	Aggregate	of
Registered	Registered	Price Per Share	Offering Price	Registration Fee

Common Stock, $.10 par value	5,193,083 shares(1)	Not Applicable	$87,993,921(2)	$10,357(3)

(1)	Represents 22,260,607 common shares of New Valley Corporation outstanding on November 22, 2005, less 12,849,118 shares owned by VGR Holding Inc., plus an additional 205,333 New Valley Corporation common shares reserved for issuance upon exercise of outstanding stock options all as reported to us by New Valley Corporation on November 22, 2005 multiplied by the exchange ratio of 0.54.

(2)	Reflects the product of (a) $9.15, the market price of the common shares of New Valley Corporation computed in accordance with Rule 457(c) and 457(f) under the Securities Act, based upon the average of the high and low sale prices of the New Valley Corporation common shares as quoted on The Nasdaq Stock Market on November 16, 2005 and (b) 9,616,822, the maximum number of shares to be acquired pursuant to the offer. The proposed maximum aggregate offering price is estimated solely to determine the registration fee.

(3)	.0001177 multiplied by the proposed maximum aggregate offering price. $8,942 was previously paid on October 20, 2005 and $1,483 was previously paid on November 16, 2005.
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      This Amendment No. 2 to the Registration Statement on Form S-4 amends and supplements the Registration Statement on Form S-4 filed by Vector Group Ltd. with the Securities and Exchange Commission on October 20, 2005 (as amended), as provided below:
      The following is added at the end of the first paragraph under the section “CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS — Stockholder Litigation” appearing on page 67 of the prospectus dated November 23, 2005:

The memorandum of understanding provided, among other things, that (i) the consideration being offered be raised from 0.461 shares of Vector common stock per common share of New Valley to 0.54 shares of Vector common stock per common share of New Valley; (ii) the plaintiff acknowledged that 0.54 shares of Vector common stock per common share of New Valley was adequate and fair consideration; (iii) Vector agreed to make supplemental disclosures in the Prospectus with respect to the offer to address claims raised in the Pill action; (iv) the plaintiff shall have the right to comment upon and suggest additional disclosures to be made to the public stockholders by New Valley prior to the filing of its amended Schedule 14D-9 with the SEC and such suggested additional disclosures will be considered in good faith for inclusion in such filing by New Valley; and (v) all claims, whether known or unknown, of the plaintiff shall be released as against all of the defendants in the Pill matter and the Lindstrom matter.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers
      Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of Vector’s by-laws provides for indemnification of Vector’s directors and officers to the maximum extent permitted by law.
      Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director (i) breaches his duly of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock repurchase in violation of the Delaware General Corporation Law or (iv) obtains an improper personal benefit. Article Eighth of Vector’s amended and restated certificate of incorporation includes a provision which eliminates directors’ personal liability to the full extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended.

Item 21.	Exhibits and Financial Statement Schedules
      The following documents are exhibits to the Registration Statement:

Exhibit
Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation of Vector (incorporated by reference to Exhibit 3.1 to Vector’s Quarterly Report on Form 10-Q, as amended, for the period ended September 30, 1999)
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vector (incorporated by reference to Exhibit 3.1 in Vector’s Form 8-K, dated May 24, 2000)
3.3	By-Laws of Vector effective March 3, 2004 (incorporated by reference to Exhibit 3.3 to Vector’s Annual Report on Form 10-K for the year ended December 31, 2003)
5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP*
8.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP*
8.2	Form of opinion of Milbank, Tweed, Hadley & McCloy LLP*
10.1	Agreement to Tender dated November 16, 2005 between Vector and Jeff Altman (incorporated by reference to Exhibit(a)(17) to Amendment No. 7 to the Schedule TO filed by Vector on November 17, 2005)
10.2	Agreement to Tender dated November 16, 2005 between Vector and Canyon Capital Advisors LLC (incorporated by reference to Exhibit(a)(18) to Amendment No. 7 to the Schedule TO filed by Vector on November 17, 2005)
10.3	Agreement to Tender dated November 16, 2005 between Vector, Diamond A Partners, L.P. and Diamond A Investors, L.P. (incorporated by reference to Exhibit(a)(19) to Amendment No. 7 to the Schedule TO filed by Vector on November 17, 2005)
10.4	Agreement to Tender dated November 16, 2005 between Vector and Little Meadow Corp. (incorporated by reference to Exhibit(a)(20) to Amendment No. 7 to the Schedule TO filed by Vector on November 17, 2005)
10.5	Agreement to Tender dated November 16, 2005 between Vector and Steel Partners II LP. (incorporated by reference to Exhibit(a)(21) to Amendment No. 7 to the Schedule TO filed by Vector on November 17, 2005)

Exhibit
Number	Description of Document

10.6	Agreement to Tender dated November 16, 2005 between Vector and Tortoise Corp. (incorporated by reference to Exhibit(a)(22) to Amendment No. 7 to the Schedule TO filed by Vector on November 17, 2005)
10.7	Agreement to Tender dated November 16, 2005 between Vector and Robert D. Evans (incorporated by reference to Exhibit(a)(23) to Amendment No. 7 to the Schedule TO filed by Vector on November 17, 2005)
10.8	Agreement to Tender dated November 16, 2005 between Vector and Howard M. Lorber (incorporated by reference to Exhibit(a)(24) to Amendment No. 8 to the Schedule TO filed by Vector on November 17, 2005)
23.1	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm of Vector*
23.2	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm of New Valley*
23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm*
23.4	Consent of Weiser LLP, independent registered public accounting firm*
23.5	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibits 5.1 and 8.1)*
24.1	Power of Attorney*
99.1	Letter of Transmittal*
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*
99.3	Form of Letter from Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees to Clients*
99.4	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9*
99.5	Request from VGR Holding for stockholder list of New Valley*
99.6	Pill v. New Valley Corporation, et al., (C.A. No. 1678-N)*
99.7	Tombs v. New Valley Corporation, et al. (Case No. 05-19623 CA 22)*
99.8	Consent of Jefferies & Company, Inc.*
99.9	Lindstrom v. LeBow, et al (C.A. No. 1745-N) (incorporated by reference to Exhibit (a)(13) to Amendment No. 4 to Vector’s Schedule TO dated November 7, 2005)
99.10	Form of Memorandum of Understanding*

*	Previously filed.

Item 22.	Undertakings
      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
      The Registrant hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the

Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.
      The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Signatures
      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 1, 2005.

VECTOR GROUP LTD.

By:	/s/ Joselynn D. Van Siclen

Joselynn D. Van Siclen
Name: Joselynn D. Van Siclen

Title:	Vice President and Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below as of December 1, 2005 by the following persons in the capacities indicated:

Signature		Title

/s/ Bennett S. LeBow* Bennett S. LeBow		Chairman of the Board (Principal Executive Officer)

/s/ Joselynn D. Van Siclen Joselynn D. Van Siclen		Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Henry C. Beinstein* Henry C. Beinstein		Director

/s/ Ronald J. Bernstein* Ronald J. Bernstein		Director

/s/ Robert J. Eide* Robert J. Eide		Director

/s/ Howard M. Lorber* Howard M. Lorber		Director

/s/ Jeffrey S. Podell* Jeffrey S. Podell		Director

/s/ Jean E. Sharpe* Jean E. Sharpe		Director

*By:	/s/ Joselynn D. Van Siclen Joselynn D. Van Siclen Attorney-in-Fact

Index to Exhibits

Exhibit
Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation of Vector (incorporated by reference to Exhibit 3.1 to Vector’s Quarterly Report on Form 10-Q, as amended, for the period ended September 30, 1999)
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vector (incorporated by reference to Exhibit 3.1 in Vector’s Form 8-K, dated May 24, 2000)
3.3	By-Laws of Vector effective March 3, 2004 (incorporated by reference to Exhibit 3.3 to Vector’s Annual Report on Form 10-K for the year ended December 31, 2003)
5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP*
8.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP*
8.2	Form of opinion of Milbank, Tweed, Hadley & McCloy LLP*
10.1	Agreement to Tender dated November 16, 2005 between Vector and Jeff Altman (incorporated by reference to Exhibit(a)(17) to Amendment No. 7 to the Schedule TO filed by Vector on November 17, 2005)
10.2	Agreement to Tender dated November 16, 2005 between Vector and Canyon Capital Advisors LLC (incorporated by reference to Exhibit(a)(18) to Amendment No. 7 to the Schedule TO filed by Vector on November 17, 2005)
10.3	Agreement to Tender dated November 16, 2005 between Vector, Diamond A Partners, L.P. and Diamond A Investors, L.P. (incorporated by reference to Exhibit(a)(19) to Amendment No. 7 to the Schedule TO filed by Vector on November 17, 2005)
10.4	Agreement to Tender dated November 16, 2005 between Vector and Little Meadow Corp. (incorporated by reference to Exhibit(a)(20) to Amendment No. 7 to the Schedule TO filed by Vector on November 17, 2005)
10.5	Agreement to Tender dated November 16, 2005 between Vector and Steel Partners II LP. (incorporated by reference to Exhibit(a)(21) to Amendment No. 7 to the Schedule TO filed by Vector on November 17, 2005)
10.6	Agreement to Tender dated November 16, 2005 between Vector and Tortoise Corp. (incorporated by reference to Exhibit(a)(22) to Amendment No. 7 to the Schedule TO filed by Vector on November 17, 2005)
10.7	Agreement to Tender dated November 16, 2005 between Vector and Robert D. Evans (incorporated by reference to Exhibit(a)(23) to Amendment No. 7 to the Schedule TO filed by Vector on November 17, 2005)
10.8	Agreement to Tender dated November 16, 2005 between Vector and Howard M. Lorber (incorporated by reference to Exhibit(a)(24) to Amendment No. 8 to the Schedule TO filed by Vector on November 17, 2005)
23.1	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm of Vector*
23.2	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm of New Valley*
23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm*
23.4	Consent of Weiser LLP, independent registered public accounting firm*
23.5	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibits 5.1 and 8.1)*
24.1	Power of Attorney*
99.1	Letter of Transmittal*
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*
99.3	Form of Letter from Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees to Clients*
99.4	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9*
99.5	Request from VGR Holding for stockholder list of New Valley*
99.6	Pill v. New Valley Corporation, et al., (C.A. No. 1678-N)*

Exhibit
Number	Description of Document

99.7	Tombs v. New Valley Corporation, et al. (Case No. 05-19623 CA 22)*
99.8	Consent of Jefferies & Company, Inc.*
99.9	Lindstrom v. LeBow, et al (C.A. No. 1745-N) (incorporated by reference to Exhibit (a)(13) to Amendment No. 4 to Vector’s Schedule TO dated November 7, 2005)
99.10	Form of Memorandum of Understanding*

*	Previously filed.